    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2000

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                                NTL INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                       13-4105887
          (State of Incorporation)                  (I.R.S. Employer Identification No.)

                   110 EAST 59TH STREET, NEW YORK, N.Y. 10022
               (Address of Principal Executive Offices; Zip Code)
             NTL INCORPORATED 1998 NON QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                            RICHARD J. LUBASCH, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                NTL INCORPORATED
            110 EAST 59TH STREET NEW YORK, N.Y. 10022 (212)906-8440
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
                      ------------------------------------
                                   COPIES TO:
                            THOMAS H. KENNEDY, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
             919 THIRD AVENUE  NEW YORK, N.Y. 10022  (212) 735-3000
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF SECURITIES           AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
       TO BE REGISTERED            REGISTERED(1)       PER SHARE(2)(3)            PRICE(3)             FEE(4)
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
  per share (including Series
  A Junior Participating
  Preferred Stock Purchase
  Rights)(5)(6)...............      60,000,000             $40.219             $2,413,140,000         $637,069
------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement (this "Registration Statement") covers shares of Common Stock of NTL Incorporated (the "Registrant") which may be offered or sold from time to time pursuant to the NTL Incorporated 1998 Non Qualified Stock Option Plan (as amended from time to time, the "Plan").
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock, par value $0.01 per share (the "Common Stock"), of the Registrant on Incorporated the New York Stock Exchange on November 8, 2000.
(3)  Estimated solely for the purpose of calculating the registration fee.
(4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
(5) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.
(6) Pursuant to Rule 416 this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.

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

                                EXPLANATORY NOTE

     This registration statement is being filed by the registrant, NTL Incorporated, a Delaware corporation, to register 60,000,000 additional shares of NTL Incorporated's common stock, par value $0.01 per share (including Series A Junior Participating Preferred Stock Purchase Rights) in connection with the NTL Incorporated 1998 Non Qualified Stock Option Plan. 15,000,000 shares of the common stock previously offered in connection with the plan were registered in a Registration Statement on Form S-8 (File No. 333-76601) dated April 20, 1999 and amended by post effective Amendment No. 1 to the Registration Statement dated July 14, 2000. The contents of the earlier registration statement are hereby incorporated by reference in this Registration Statement. Additionally, the following documents, which have been filed by NTL Incorporated with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this registration statement as of their respective dates:

     (A) NTL (Delaware), Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, dated March 17, 2000 amended by Form 10-K/A-1, dated August 29, 2000;

     (B) NTL (Delaware), Inc.'s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000, dated May 11, 2000 and for the quarter ended June 30, 2000 dated August 10, 2000;

     (C) NTL (Delaware), Inc.'s Current Reports on Form 8-K dated: January 6, 2000 (filed January 21, 2000), January 25, 2000 (filed January 25,
          2000), February 4, 2000 (filed February 10, 2000), February 15, 2000 (filed February 16, 2000), February 17, 2000 (filed February 22,
          2000), March 16, 2000 (filed March 29, 2000), March 16, 2000 (filed
          May 10, 2000), April 27, 2000 (filed April 27, 2000), May 4, 2000
          (filed May 4, 2000), May 10, 2000 (filed May 16, 2000), May 18, 2000
          (filed May 19, 2000), August 3, 2000 (filed August 7, 2000), and August 7, 2000 (filed August 10, 2000);

     (D) NTL (Delaware), Inc.'s Definitive Proxy Statement on Schedule 14A dated February 11, 2000;

     (E) NTL (Delaware), Inc.'s Definitive Proxy Statement on Schedule 14A dated April 27, 2000;

     (F) NTL Incorporated's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, dated August 10, 2000;

     (G) NTL Incorporated's Current Reports on Form 8-K dated: May 17, 2000 (filed May 30, 2000 as amended July 13, 2000, August 25, 2000, August 30, 2000 and October 10, 2000), May 18, 2000 (filed May 19, 2000), May
          30, 2000 (filed May 30, 2000), August 3, 2000 (filed August 7, 2000),
          August 4, 2000 (filed August 10, 2000), October 18, 2000 (filed October 18, 2000), October 24, 2000 (filed October 24, 2000), October 27, 2000 (filed October 27, 2000), November 1, 2000 (filed November 1,
          2000) and November 2, 2000 (filed November 3, 2000); and

     (H) NTL Incorporated's Preliminary Proxy Statement on Schedule 14A dated June 30, 2000;

     All documents subsequently filed by NTL Incorporated pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.  EXHIBITS.

      5.1 Opinion of Richard J. Lubasch, Esq. regarding the legality of the securities registered.

     23.1 Consent of Richard J. Lubasch, Esq. (included as part of Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP.

     23.3 Consent of Arthur Andersen.

     23.4 Consent of PricewaterhouseCoopers AG.

     24 Powers of Attorney (included on the signature page of this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 9th day of November, 2000.

                                          NTL INCORPORATED

                                                  /s/ RICHARD J. LUBASCH
                                          By:
                                          --------------------------------------

                                                     Richard J. Lubasch
                                                 Executive Vice President,
                                               General Counsel and Secretary

     KNOWN TO ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard J. Lubasch as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including any post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
         /s/ GEORGE S. BLUMENTHAL           Chairman of the Board, Treasurer and  November 9, 2000
------------------------------------------  Director
           George S. Blumenthal

            /s/ BARCLAY KNAPP               President, Chief Executive Officer    November 9, 2000
------------------------------------------  and Director
              Barclay Knapp

            /s/ JOHN F. GREGG               Senior Vice President and Chief       November 9, 2000
------------------------------------------  Financial Officer
              John F. Gregg

          /s/ GREGG N. GORELICK             Vice President -- Controller          November 9, 2000
------------------------------------------
            Gregg N. Gorelick

        /s/ MICHAEL J. BERTINETTO           Director                              November 9, 2000
------------------------------------------
          Michael J. Bertinetto

            /s/ ROBERT T. GOAD              Director                              November 9, 2000
------------------------------------------
              Robert T. Goad

         /s/ BERNARD P. IZERABLE            Director                              November 9, 2000
------------------------------------------
           Bernard P. Izerable

           /s/ SIDNEY R. KNAFEL             Director                              November 9, 2000
------------------------------------------
             Sidney R. Knafel

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
          /s/ TED H. MCCOURTNEY             Director                              November 9, 2000
------------------------------------------
            Ted H. McCourtney

              /s/ DEL MINTZ                 Director                              November 9, 2000
------------------------------------------
                Del Mintz

           /s/ ALAN J. PATRICOF             Director                              November 9, 2000
------------------------------------------
             Alan J. Patricof

            /s/ WARREN POTASH               Director                              November 9, 2000
------------------------------------------
              Warren Potash

        /s/ JEAN-LOUIS VINCIGUERRA          Director                              November 9, 2000
------------------------------------------
          Jean-Louis Vinciguerra

          /s/ MICHAEL S. WILLNER            Director                              November 9, 2000
------------------------------------------
            Michael S. Willner

            /s/ GRAHAM WALLACE              Director                              November 9, 2000
------------------------------------------
              Graham Wallace

                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
    5.1        Opinion of Richard J. Lubasch, Esq. regarding the legality of the securities registered.
   23.1        Consent of Richard J. Lubasch Esq. (included as part of
               Exhibit 5.1).
   23.2        Consent of Ernst & Young LLP.
   23.3        Consent of Arthur Andersen.
   23.4        Consent of PricewaterhouseCoopers AG.
     24        Powers of Attorney (included on the signature page of this registration statement).